Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees

Dearborn, MI

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-138821, 333-153816, and 333-156631) of Ford Motor Company of our report dated June 10, 2020, relating to the financial statements and supplemental schedule of Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

BDO USA, LLP

Troy, Michigan

June 10, 2020